                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential for Use of the Commission Only

     (as permitted by Rule 14a-6(e)(2) )
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12

                                 SONICWALL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

                               [LOGO OF SONICWALL]

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

   We cordially invite you to attend the SonicWALL, Inc. 2001 Annual Meeting of Shareholders. The meeting will be held on Friday, December 14, 2001 at 10:00 a.m., at the Sheraton Hotel located at 1108 North Mathilda Avenue, Sunnyvale, California 94089. Registration will begin at 9:00 a.m. At the meeting we will:

      1. Elect the Board of Directors;

      2. Ratify the selection of PricewaterhouseCoopers, LLP as auditors of the Company's financial statements for the fiscal year ending December 31, 2001; and

      3. Transact any other business as may properly come before the meeting.

   You will notice in reading the Proxy Statement that Ron Heinz and Sudhakar Ravi, both senior executives of the Company and directors, are not standing for re-election. Currently our bylaws allow the Company to have seven directors. With the addition of Cosmo Santullo as our President and Chief Executive Officer, and director, we will have six directors following our 2001 Annual Meeting and will be undertaking a search for an additional outside director with relevant industry experience. Sreekanth Ravi, SonicWALL's co-founder and currently its Chairman of the Board, has noted that, "Both Sudhakar and Ron have brought terrific insights for our Board, particularly from technology and sales perspectives, that have helped the Company sustain its growth. We will continue to value their contributions as senior executives of the Company and want to thank them for their devoted service on the Board."

   Shareholders who owned SonicWALL stock at the close of business on October 31, 2001 may attend and vote at the meeting. If you cannot attend the meeting, you may vote as instructed on the enclosed Proxy Card or by mailing the Proxy Card in the enclosed postage prepaid envelope. Any shareholder attending the meeting may vote in person, even though he or she has already returned a Proxy Card.

   Whether or not you expect to attend the Annual Meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. Alternatively, in lieu of returning signed Proxy Cards, shareholders of record can vote their shares by telephone by calling 1-877-PRX-VOTE (1-877-779-8683) or via the Internet at http://www.eproxyvote.com/snwl by following the instructions included on your Proxy Card. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the Annual Meeting in person, as your proxy is revocable at your option.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                        /s/ Michael J. Sheridan
                                          Michael J. Sheridan
                                          Senior Vice President of Strategy,
                                            Chief Financial Officer and
                                            Secretary

Sunnyvale, California
November 7, 2001

                                SONICWALL, INC.

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

   Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. Voting materials, which include this Proxy Statement, a Proxy Card and our 2000 Annual Report to Shareholders, will be mailed to shareholders on or about November 15, 2001.

   SonicWALL will pay the costs of soliciting proxies from shareholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of SonicWALL, without additional compensation, personally or by telephone.

   Our principal executive offices are located at 1160 Bordeaux Drive, Sunnyvale, California 94089. Our telephone number is (408) 745-9600.

                             QUESTIONS AND ANSWERS

Who can vote at the meeting?

   The Board set October 31, 2001 as the record date for the meeting. All shareholders who owned SonicWALL Common Stock on October 31, 2001 may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on all matters to be voted on. On October 31, 2001, approximately 66,095,977 shares of SonicWALL Common Stock were outstanding.

How many votes does SonicWALL need to hold the meeting?

   Shares are counted as present at the meeting if you:

    .  are present and vote in person at the meeting; or

    . have properly submitted a proxy card or voted over the telephone or the Internet.

   A majority of SonicWALL's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

What proposals will be voted on at the meeting?

   There are two proposals scheduled to be voted on at the meeting:

    .  election of the Board of Directors; and

    .  ratification of PricewaterhouseCoopers, LLP as our auditors.

What is the voting requirement to approve each of the proposals?

   For the election of directors, the six (6) individuals receiving the highest number of "FOR" votes will be elected. Directors are elected by a plurality vote. Votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

   For the ratification of our auditors, the affirmative "FOR" vote of a majority of the shares present at the meeting and entitled to vote is necessary.

How are votes counted?

   Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the proxy. Your proxy will be voted as you direct on your proxy.

   For the election of directors, you may vote either "FOR" or "WITHHELD" each nominee.

   For the ratification of our auditors, you may vote "FOR", "AGAINST" or "ABSTAIN". If you abstain from voting on this proposal, it has the same effect as a vote against.

   If you simply sign and return your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each of the six nominated directors and "FOR" the ratification of PricewaterhouseCoopers, LLP as our auditors.

   If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your shares will not be counted in the tally of the number of shares cast "FOR", "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, these shares may be counted for the purpose of establishing a quorum for the meeting.

   Voting results are tabulated and certified by our transfer agent, EquiServe Trust Company, N.A.

How can I vote my shares in person at the meeting?

   Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

How can I vote my shares without attending the meeting?

   Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your broker or nominee.

   You may vote by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid envelope. You may also vote by telephone by calling 1-877-PRX-VOTE (1-877-779-8683) or via the Internet at http://www.eproxyvote.com/snwl by following the instructions included on your Proxy Card. If you provide specific voting instructions, your shares will be voted as you have instructed.

How can I change my vote after I return my proxy?

   You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

What is SonicWALL's voting recommendation?

   Our Board of Directors recommends that you vote your shares "FOR" each of the six nominated directors to the Board and "FOR" the ratification of PricewaterhouseCoopers, LLP as our auditors.

Where can I find the voting results of the meeting?

   The preliminary voting results will be announced at the meeting. The final results will be published in our annual report on Form 10-K for the fiscal year ending December 31, 2001.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The following six persons have been nominated for election to our Board of Directors. Proxy holders will vote for the six candidates listed below. Each director is elected annually by the shareholders and serves on the Board until the next annual meeting of shareholders or until his or her successor has been elected and qualified. Our Bylaws permit us to have up to seven directors.

              . Charles D. Kissner        . David A. Shrigley

              . Sreekanth Ravi            . Cary Thompson

              . Cosmo Santullo            . Robert M. Williams

   The Company's Board of Directors currently consists of seven members, the maximum permitted by its bylaws. Sudhakar Ravi, a long-time director and co-founder of the Company, retired from the Board on October 15, 2001 so that Cosmo Santullo, the Company's President and Chief Executive Officer, could join the Board. Effective the date of our 2001 Annual Meeting, Ron Heinz will be retiring from the Board. Following the meeting, the Board will have six members and will have one vacancy.

   If any nominee is unable or declines to serve as a director at the time of the annual meeting, the current Board will designate the proxies for such nominee to fill the vacancy. At this time, the Board is not aware of any nominee who is unable or who will decline to serve as a director. If additional individuals are nominated for election as a director, the vote for the nominees will be determined by the proxy holders.

Officers and Directors

   The following table gives certain information as to each person nominated for election as a director and SonicWALL's executive officers as of October 31, 2001:

Name                          Age Position
----                          --- --------
Sreekanth Ravi............... 35  Chairman of the Board
Cosmo Santullo............... 45  President and Chief Executive Officer and Director
Sudhakar Ravi................ 36  Chief Technical Officer
Michael J. Sheridan.......... 37  Senior Vice President, Strategy, and Chief Financial Officer
Tom Furlong.................. 44  Senior Vice President, Marketing and Engineering
Ronald E. Heinz Jr........... 43  Senior Vice President, Worldwide Sales
Gregory K. Miller............ 40  Senior Vice President, Legal and Corporate Affairs
Zachary Abrams............... 35  Vice President, Corporate and Business Development
Charles D. Kissner (1)....... 54  Director
David A. Shrigley (1)(2)..... 53  Director
Cary Thompson (2)............ 45  Director
Robert M. Williams (2)....... 46  Director

--------
(1) Member of the Board's compensation committee
(2) Member of the Board's audit committee

   Mr. Santullo was elected to the board of directors on October 17, 2001. Mr. Thompson was elected to the board of directors on January 23, 2001.

   The Board of Directors is elected annually by shareholders, and members of the board serve until the next annual meeting of shareholders unless they resign before such meeting. The last annual shareholders meeting was held in December 2000.

Nominees

   Sreekanth Ravi has served as our Chairman of the Board since co-founding the Company in February 1991. From February 1991 until October 2001 Mr. Ravi was SonicWALL's President and Chief Executive Officer. Prior to SonicWALL, Mr. Ravi was the founder and Chief Executive Officer of Generation Systems, a manufacturer of high performance video products, which he later sold to a publicly held computer products company in 1990. Mr. Ravi received a bachelor of science degree in electrical engineering from the University of Illinois, Champaign-Urbana. Sreekanth Ravi and Sudhakar Ravi are brothers.

   Cosmo Santullo became our President and Chief Executive Officer, and a director, in October 2001. Mr. Santullo joined SonicWALL from Mirror Image Internet, Inc., a provider of internet content delivery systems located in Woburn, Massachusetts, where he was President and Chief Executive Officer from January 2000 to October 2001. From April 1999 to September 1999, Mr. Santullo was President of EMC e-Business Solutions at EMC Corporation, a leading provider of enterprise storage solutions, where he led EMC's business ventures for customers and partners focused on web environments. From September 1998 to April 1999 he was Senior Vice President of Global Marketing for EMC e-Business Solutions, where he was responsible for all communications programs, product marketing and sales force training for EMC. From 1978 to 1998 Mr. Santullo held various managerial positions at IBM Corporation, the latest being General Manager of the North America Personal Systems Group. Mr. Santullo received a bachelor of science degree in engineering from Princeton University.

   Charles Kissner has served as a director since July 2000. He is currently Chairman and CEO of DMC Stratex Networks, Inc., a broadband wireless equipment company. Previously, Mr. Kissner was Vice President/General Manager of M/A-Com, Inc., a manufacturer of radio and microwave communication products, and President, Chief Executive Officer, and a director of Aristacom International, Inc., a communications software company. He also founded Fujitsu Network Switching, Inc., and held several key positions at AT&T (now Lucent Technologies). Mr. Kissner is also a director of Spectrian, Inc., a wireless components manufacturer, Littlefeet, Inc., a wireless infrastructure company, and Angel Flight, a non-profit medical transportation organization. He serves on the Advisory Board of Santa Clara University's Leavey School of Business. Mr. Kissner holds a bachelor of science degree from California State Polytechnic University and an MBA from Santa Clara University.

   David Shrigley has been a director since July 1999. Since July 1999, Mr. Shrigley has been a venture partner of Sevin Rosen Funds, a venture capital firm. From November 1996 to April 1999, Mr. Shrigley was Executive Vice President, Sales and Services of Nortel Networks Corp., a network telecommunications company. From December 1978 to November 1996, Mr. Shrigley was an employee of Intel Corporation, a semiconductor manufacturing company, where he was last employed as Vice President, Corporate Marketing. Mr. Shrigley received a bachelor of science degree in business administration from Franklin University.

   Cary Thompson has served as a director since January 2001. Mr. Thompson has served as Senior Managing Director for Bear Stearns & Co., Inc. since 1999 and is the head of Corporate Finance for the Los Angeles office. Mr. Thompson joined Bear Stearns from Aames Financial Corporation where he served as that company's Chief Executive Officer from April 1997 to July 1999. Mr. Thompson serves on the Board of Directors of Aames Financial and Fidelity National Financial. Mr. Thompson received his bachelor of arts degree from the University of California, Berkeley, and his juris doctorate from the University of Southern California Law School.

   Robert Williams has been a director since May 1999. Since January 1998, Mr. Williams has been a general partner of Bay Partners, a venture capital firm, and an affiliate of Bay Partners SBIC II, L.P. and Bay Sonic Investors, shareholders of SonicWALL. From May 1993 to December 1997, Mr. Williams was Vice President, Marketing and Business Development of NetManage, Inc., a networking software product development and sales company. Before then, Mr. Williams held various marketing positions at several companies, including Verity, Inc., an Internet text engine developer, and Ingres Corp., a developer of relational database management software. Mr. Williams received a bachelor of arts degree from Dartmouth College and a MBA from the Stanford Graduate School of Business.

Executive Officers

   Sudhakar Ravi has served as our Chief Technical Officer since September 1999. Prior to that Mr. Ravi served as our Vice President, Engineering. He served as a director from February 1991 when he co-founded SonicWALL until October 2001. Prior to SonicWALL, Mr. Ravi was involved in semiconductor research at Stanford University. Mr. Ravi received a bachelor of science degree from the University of Illinois, Champaign-Urbana and a masters of science degree in computer science from Stanford University. Sudhakar Ravi and Sreekanth Ravi are brothers.

   Michael Sheridan was named our Senior Vice President, Strategy, and Chief Financial Officer in October 2001. Prior thereto, he was our Chief Operating Officer since January 2001. Mr. Sheridan has served as our Chief Financial Officer since joining SonicWALL in May 1999. Mr. Sheridan became Secretary in September 1999. Mr. Sheridan joined SonicWALL from Genesys Telecommunications Laboratories, Inc., an enterprise software company in the call center automation industry, where he served as Vice President of Finance from January 1998 to May 1999, and served as Corporate Controller from November 1996 to December 1997. From August 1995 to November 1996, Mr. Sheridan was the Corporate Controller for Network Appliance, Inc., a network file server manufacturer. From 1986 to 1995 Mr. Sheridan was an audit professional with Arthur Andersen LLP, where he was involved primarily with technology clients. Mr. Sheridan received a bachelor degree in commerce from Santa Clara University and is a Certified Public Accountant.

   Tom Furlong was named our Senior Vice President, Marketing and Engineering in July 2001. Mr. Furlong joined SonicWALL from Silicon Graphics Inc., where he was Senior Vice President and General Manager of the Workstation Division. Prior to that, he was Senior Vice President and Chief Technical Officer of MIPS Computer Systems before its acquisition by Silicon Graphics. Previous to joining MIPS Computer Systems, Mr. Furlong was General Manager of the RISC Workstations Division of Digital Equipment Corporation. Mr. Furlong received a bachelor of science degree in electrical engineering from Michigan State University.

   Ronald Heinz Jr. was named Senior Vice President of Worldwide Sales in January 2001. Mr. Heinz served as our Chief Operating Officer, Salt Lake City division, from November 2000 until January 2001. Mr. Heinz was a director from November 2000 until December 2001. Before joining SonicWALL, Mr. Heinz served as President, Chief Executive Officer and a director of Phobos Corporation from June 2000 through November 2000, when SonicWALL acquired Phobos. From 1989 through June 2000, Mr. Heinz worked for Novell, Inc. where he served as Senior Vice President of Worldwide Sales and held various management positions. Mr. Heinz received a bachelor of science degree in finance from Virginia Polytechnic Institute and an MBA from American University.

   Gregory Miller was named Senior Vice President, Legal and Corporate Affairs in August 2001. Prior to joining SonicWALL, from March 2000 to August 2001 Mr. Miller was a partner at the law firm Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in Menlo Park, California, where he advised public and private companies in the technology sector with financing, acquisition and strategic partnering matters. From March 1996 to March 2000 Mr. Miller was with Latham & Watkins in San Francisco, California, where he was that office's chair of the Venture and Technology practice group. Mr. Miller received a bachelor of arts degree from Colgate University and a juris doctorate degree from the University of Virginia Law School.

   Zachary Abrams has served as our Vice President, Corporate and Business Development since April 2000. Mr. Abrams joined SonicWALL, Inc. from Bear, Stearns & Co. Inc., an investment bank, where he served as a Vice President in the Corporate Finance Division from June 1997 to April 2000. Prior to Bear, Stearns & Co., Inc., Mr. Abrams worked in the Technology Investment Banking Group at Merrill Lynch & Co. from August 1995 to June 1997. Previously, Mr. Abrams held various financial management positions at GE and GE Capital. Mr. Abrams received a bachelor of arts degree in economics from Colby College and an MBA from The Wharton School at the University of Pennsylvania.

Board of Directors Meetings

   During the fiscal year ended December 31, 2000, the Board met seven times, including telephone conference meetings, and acted by written consent in lieu of a meeting on another seven occasions. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Committees of the Board of Directors

   Standing committees of the Board include an audit committee and a compensation committee. We established these committees in August 1999. The Board does not have a nominating committee or committee performing similar functions.

   The compensation committee of our Board consists of Messrs. Kissner and Shrigley. The compensation committee met one time during fiscal year 1999. The compensation committee reviews and approves the compensation and benefits for our executive officers and grants stock options under our stock option plans and makes recommendations to the board of directors regarding these matters.

   The audit committee of our Board currently consists of Messrs. Shrigley, Thompson and Williams. The audit committee met quarterly during fiscal year 2000. The audit committee makes recommendations to the Board of Directors regarding various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to our accountants, and the accounting practices of SonicWALL. The audit committee meets independently with our independent auditors and our senior management, and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit and interim financial statements, auditor independence issues, and the adequacy of the audit committee's charter. The audit committee operates under a written charter adopted by the Board, a copy of which is attached to this proxy statement.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected PricewaterhouseCoopers, LLP as SonicWALL's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of auditors for ratification by the shareholders at the 2001 Annual Meeting. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   Shareholder ratification of the selection of PricewaterhouseCoopers, LLP as SonicWALL's independent auditors is not required by SonicWALL's Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers, LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the board will reconsider whether to retain that firm. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in the interests of SonicWALL and its shareholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

           ADDITIONAL INFORMATION REGARDING PRINCIPAL SHAREHOLDERS,
                           DIRECTORS AND MANAGEMENT

Beneficial Ownership of Principal Shareholders, Directors and Management

   The following table provides information regarding the beneficial ownership of our common shares for our nominees for directors, our executive officers, and our directors and executive officers as a group. Each of the following persons can be reached at or care of our principal offices at 1160 Bordeaux Drive, Sunnyvale, California 94089.

                                                                             As of October 31, 2001
                                                                           -------------------------
                                                                            Number of
                                                                            Shares of   Percentage of
                                                                           Common Stock   Shares of
                                                                           Beneficially Common Stock
Name                                                                         Owned(1)    Outstanding
----                                                                       ------------ -------------
Sreekanth Ravi (2)........................................................   7,242,988      10.96%
Cosmo Santullo (3)........................................................     100,000          *
Sudhakar Ravi (4).........................................................   7,253,196      10.98%
Michael J. Sheridan (5)...................................................     367,333          *
Tom Furlong...............................................................          --         --
Ronald E. Heinz Jr. (6)...................................................      59,516          *
Gregory K. Miller.........................................................          --         --
Zachary Abrams (7)........................................................     233,328          *
Charles D. Kissner (8)....................................................      37,499          *
David A. Shrigley (9).....................................................     121,600          *
Cary Thompson (10)........................................................      22,915          *
Robert M. Williams........................................................     196,186          *
All directors and executive officers as a group (12 persons) (11).........  15,634,561      23.67%

--------
 "*" Represents less than 1%.

 (1) Percentage of beneficial ownership is based on 66,065,977 shares of common shares outstanding as of October 31, 2001, together with shares that may be purchased within 60 days of October 31, 2001 ("Vested Options"). Beneficial ownership represents sole voting or investment power. Vested Options are deemed outstanding for computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. To the Company's knowledge, the only shareholders who beneficially own more than 5% of the outstanding common shares as of October 31, 2001 were Sreekanth Ravi and Sudhakar Ravi.
 (2) Includes 1,100,000 shares transferred to a family trust and 466,624 Vested Options.
 (3) Includes 100,000 Vested Options.
 (4) Includes 1,100,000 shares transferred to a family trust and 466,624 Vested Options.
 (5) Includes 81,250 shares subject to repurchase by the Company.
 (6) Includes 40,625 Vested Options.
 (7) Includes 233,328 Vested Options.
 (8) Includes 37,499 Vested Options.
 (9) Includes 1,600 shares held by children residing in the same household as Mr. Shrigley.
(10) Includes 22,915 Vested Options.
(11) Includes an aggregate of 1,367,615 Vested Options.

  Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership on a Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and 10% shareholders made all the necessary filings under Section 16(a) during 2000.

Executive Compensation

  Summary Compensation Table

   The following table provides information concerning the compensation received for services rendered to SonicWALL in all capacities during the years ended December 31, 2000, 1999 and 1998 by our Chief Executive Officer and each of the other most highly compensated executive officers or key employees of SonicWALL whose aggregate compensation exceeded $100,000, during fiscal 2000.

                                                                   Long-Term
                                                                  Compensation
                                             Annual Compensation     Awards
                                             -------------------- ------------
                                                                   Securities
                                                                   Underlying       All Other
Name and Principal Position             Year Salary ($) Bonus ($) Options (#)  Compensation ($)(1)
---------------------------             ---- ---------- --------- ------------ -------------------
Sreekanth Ravi......................... 2000  240,000    234,000     100,000             --
President and Chief Executive Officer   1999  240,000    224,983     800,000             --
                                        1998  240,000    732,345          --         13,846

Sudhakar Ravi.......................... 2000  240,000    233,000     100,000             --
Chief Technical Officer                 1999  240,000    232,214     800,000             --
                                        1998  240,000    816,871          --         13,846

Michael J. Sheridan (2)................ 2000  202,667    233,000     100,000             --
Vice President, Finance,                1999  150,000    100,000     600,000             --
Chief Financial Officer and Secretary   1998       --         --          --             --

Steven R. Perricone (3)................ 2000  120,007    573,317      50,000             --
Vice President, Sales                   1999  120,000    246,089          --             --
                                        1998   78,231     23,389   1,200,000          1,538

Zachary Abrams (4)..................... 2000  100,963    190,000     550,000             --
Vice President, Corporate and           1999       --         --          --             --
Business Development                    1998       --         --          --             --

--------
(1) Includes cash payment in lieu of vacation days.
(2) Commenced employment in May 1999.
(3) Includes sales commissions.
(4) Commenced employment in April 2000.

  Options Granted in Last Fiscal Year

   The following table provides information regarding stock options we granted in fiscal 2000 to named executive officers and key employees whose compensation exceeded $100,000 in fiscal 2000. The table includes the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. The assumed rates of appreciation are prescribed by the Securities and

Exchange Commission for illustrative purposes only and are not intended to forecast or predict future stock prices. Any actual gains on option exercises will depend on the future performance of our stock. The year end value of realized and the value of unexercised in-the-money options is calculated at December 31, 2000.

                                                                            Potential Realizable Value
                                                                              at Assumed Annual Rates
                                                                            of Stock Price Appreciation
                               Individual Grants                                for Option Term(4)
                         ----------------------------                       ---------------------------
                           Number of      Percent of
                           Securities   Total Options
                           Underlying     Granted to   Exercise
                            Options      Employees in    Price   Expiration
Name                     Granted (#)(1) Fiscal Year(2) ($/Sh)(3)    Date       5% ($)        10% ($)
----                     -------------- -------------- --------- ----------   ---------    ----------
Sreekanth Ravi..........    100,000          1.57%       17.26     11/5/05  1,085,472      2,750,799
Sudhakar Ravi...........    100,000          1.57%       17.26     11/5/05  1,085,472      2,750,799
Michael J. Sheridan.....    100,000          1.57%      15.688     11/5/10    986,610      2,500,263
Steven R. Perricone.....     50,000          0.79%      15.688     11/5/10    493,305      1,250,132
Zachary Abrams (5)......    500,000          7.85%       23.69     4/23/10  7,449,257     18,877,879
Zachary Abrams..........     50,000          0.79%       14.56    10/19/10    457,835      1,160,245

--------
(1) Options vest and become exercisable over two to four years, provided the employee remains employed at SonicWALL. We granted all options under our stock option plans at exercise prices at the fair market value of our common stock on the date of grant (in the case of Sreekanth Ravi and Sudhakar Ravi, at 110% of the fair market value of our common stock on the date of grant).
(2) In 2000 we granted options to purchase up to an aggregate of 6,365,620 shares to employees, directors and consultants.
(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(5) If Mr. Abrams's employment is involuntarily terminated within 12 months of a change in control of the Company, then 50% of these unvested shares shall vest.

  Aggregate Option Exercises and Fiscal Year-End Option Values

   The following table provides information regarding options exercised during 2000 and unexercised options held as of December 31, 2000 by our Chief Executive Officer and the other executive officers or key employees whose compensation exceeded $100,000 in fiscal 2000. The value of realized and the value of unexercised in-the-money options is calculated at December 31, 2000.


                                                           Number of
                          Number of                  Securities Underlying     Value of Unexercised
                            Shares                  Unexercised Options at     In-the Money Options
                           Acquired                   Fiscal Year End (#)     at Fiscal Year-End ($)
                              on         Value     ------------------------- -------------------------
Name                     Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ ------------ ----------- ------------- ----------- -------------
Sreekanth Ravi..........        --             --    266,656      633,344     3,233,204           --
Sudhakar Ravi...........        --             --    266,656      633,344     3,233,204           --
Michael J. Sheridan.....        --             --         --      100,000            --       56,200
Steven R. Perricone.....   490,000     18,208,125    375,000      345,000     6,070,313    4,803,413
Zachary Abrams..........        --             --         --      550,000            --       84,500

Director Compensation

   We do not pay cash compensation to our directors for their services as directors or members of committees of the board of directors, but we do reimburse them for reasonable expenses they incur in attending meetings of the Board of Directors. Directors are eligible to participate in our stock option plans.

Compensation Committee Interlocks and Insider Participation

   Our Board's compensation committee currently consists of Messrs. Shrigley and Williams. None of these individuals has at any time been an employee or officer of SonicWALL, Inc. Until the compensation committee was formed in August 1999, the full board of directors made all decisions regarding executive compensation. None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

2000 Report of the Compensation Committee of the Board of Directors on Executive Compensation

   The following is the Report of the Compensation Committee of SonicWALL describing the compensation policies and rationale applicable to SonicWALL's executive officers. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that SonicWALL specifically incorporates it by reference into a filing.

  Compensation Philosophy

   SonicWALL's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The Compensation Committee sets SonicWALL's compensation policies applicable to the executive officers, including the Chief Executive Officer, and evaluates the performance of such officers. The Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in shareholder value and has adopted the following guidelines for compensation decisions:

    . Provide a competitive total compensation package that enables SonicWALL to attract and retain key executive talent.

    . Align all pay programs with SonicWALL's annual and long-term business strategies and objectives.

    . Provide variable compensation opportunities that are directly linked to the performance of SonicWALL and that link executive reward to shareholder return.

   The Committee also believes that it is in the best interests of shareholders for SonicWALL's executive officers (as well as for the members of the Board of Directors and certain other individuals) to own SonicWALL stock, depending upon such persons' respective positions with SonicWALL.

  Executive Officer Compensation

   The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers: (i) Base Salary; (ii) Annual Incentive Bonus; and (iii) Long-Term Incentives.

   The Committee establishes each executive's compensation package by considering: (i) the salaries of executive officers in similar positions in companies in the same industry as the Company and in related industries; (ii) the experience and contribution levels of the individual executive officer; and
(iii) the Company's financial performance. The Committee also relies on the recommendations of the Chief Executive Officer in matters related to the individual performance of the other executive officers, because the Committee believes that the Chief Executive Officer is the most qualified to make this assessment.

  Base Salary

   The Chief Executive Officer annually recommends executive officer compensation programs to the Committee that are intended to compensate executives competitively within the high-technology marketplace. The Committee determines executive base salaries on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The Committee annually reviews base salaries for its executives.

  Annual Incentive Bonuses

   The Committee awards annual cash bonuses for executive officers (other than those who receive commissions) on an annual basis. These awards are intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. At the beginning of each year, the Company sets certain corporate objectives (including financial performance goals), and each individual manager sets his or her own personal objectives to support the achievement of the corporate objectives. At the end of the year, performance is assessed and the level of bonus payable, if any, is determined. Achievement of corporate objectives is given more weight than achievement of individual objectives for purposes of determining the annual bonus.

  Long-Term Incentives

   The Committee provides SonicWALL's executive officers with long-term incentive through grants of stock options. The Committee is responsible for determining who should receive the grants, when the grants should be granted, the exercise price per share and the number of shares to be granted. The Committee considers grants of options to executive officers during each fiscal year. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive's current contribution to the Company's performance, the executive officer's anticipated contribution in meeting the Company's long-term strategic performance goals and corporate performance as determined by the Committee. The relative weight given to these factors varies with each executive in the sole discretion of the Board of Directors or the Committee.

   The Committee believes that stock options provide SonicWALL's executive officers with the opportunity to purchase and maintain an equity interest in SonicWALL and to share in the appreciation of the value of the stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods in order to encourage key employees to continue to be employed by SonicWALL. All options to executive officers to date have been granted at least at the fair market value of SonicWALL's Common Stock on the date of the grant. For Sreekanth Ravi and Sudhakar Ravi, Chief Executive Officer and Chief Technical Officer respectively, and each owning more than 10% of SonicWALL's outstanding shares, option grants issued in fiscal 2000 were priced at 110% of the then current fair market value to comply with applicable tax regulations.

   The Committee can also make restricted stock awards which can be similarly beneficial to executives as the value of the award increases with an increasing stock price. The use of restricted stock would generally be limited to specific cases in which a newly hired senior executive receives a grant in order to replace vested benefits and/or an equity position at a prior employer, to award an executive officer for extraordinary performance or to aid in retention.

  Compensation of the Chief Executive Officer

   The Compensation Committee reviews the Chief Executive Officer's compensation annually using the same criteria and policies as are employed for other executive officers.

  Compensation in Excess of $1 million per Year

   Compensation payments in excess of $1,000,000 to the Chief Executive Officer or the other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. Cash compensation for fiscal year 2000 for the Chief Executive Officer or any other executive officer was not in excess of $1,000,000 and the Committee does not expect cash compensation in fiscal year 2001 to such persons to be in excess of $1,000,000.

  Summary

   The Compensation Committee believes that its executive compensation philosophy serves the interests of SonicWALL and SonicWALL's shareholders.

                                          David A. Shrigley
                                          Robert M. Williams

Certain Company Transactions with Management

   SonicWALL's bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law. SonicWALL has also entered into indemnification agreements with its officers and directors containing provisions that may require SonicWALL, among other things, to indemnify its officers and directors against liabilities that may arise by virtue of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   Since January 1, 2000 SonicWALL has not been a party to any transaction or series of similar transactions in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of our common stock had or will have a direct or indirect material interest other than:

    . normal compensation arrangements which are described under "Executive Compensation" above; and

    .  the transactions described below.

   On May 26, 1999 we extended a loan in the amount of $300,000 to Michael Sheridan to pay the exercise price of options to purchase 600,000 shares of our common stock. Mr. Sheridan purchased the optioned shares and SonicWALL has the right to repurchase the optioned shares for the purchase price paid, which right lapses over four years. The loan had an interest rate of 8% per year and was payable over four years. The loan was payable in full if Mr. Sheridan was no longer an employee, officer, director or consultant of SonicWALL. The principal and interest were paid in full during June 2000.

   In connection with the recruitment and hiring of Cosmo Santullo as SonicWALL's President and Chief Executive Officer, SonicWALL agreed to reimburse Mr. Santullo with certain expenses he incurs in relocating his principal residence to be near SonicWALL's principal offices in Sunnyvale, California. Additionally, SonicWALL has agreed to reimburse Mr. Santullo for up to $2.0 million of mortgage interest he incurs in connection with his purchase of a home in the Silicon Valley, California, for up to three years and so long as he is SonicWALL's Chief Executive Officer.

Employment Contracts and Change in Control Arrangements

   The Compensation Committee, as administrator of SonicWALL's 1998 Stock Plan, may provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer of SonicWALL in connection with certain changes in control of SonicWALL. The accelerated vesting may be conditioned on the termination of the individual's employment following the change in control event. None of the executive officers of SonicWALL currently have employment agreements with SonicWALL for a specific term, and they may resign and their employment may be terminated at any time. However, some executive officers have entered into arrangements for acceleration of vesting of their initial option grant upon change of control coupled with their employment being terminated thereafter other than for cause. In such a circumstance, Mr. Santullo would have 100% vesting of his unvested shares and certain of the other executive officers would have, under certain circumstances, 25% or 50% additional vesting.

   Additionally, Mr. Heinz has an agreement with the Company which he entered into when he joined Phobos Corporation as its Chief Executive Officer. This agreement was assumed by SonicWALL as a part of our acquisition of Phobos. Under the terms of Mr. Heinz's agreement, Mr. Heinz would be entitled to 12 months of accelerated vesting of his options granted by Phobos and assumed by SonicWALL in the event of his termination other than for cause.

Report of the Audit Committee of the Board of Directors for the fiscal year ended December 31, 2000

   The Audit Committee of the Board of Directors of SonicWALL serves as the representative of the board for general oversight of SonicWALL's financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations. SonicWALL's management has primary responsibility for preparing SonicWALL's financial statements and SonicWALL's financial reporting process. SonicWALL's independent accountants, PricewaterhouseCoopers, LLP are responsible for expressing an opinion on the conformity of SonicWALL's audited financial statements to generally accepted accounting principles.

   The Audit Committee is composed of three members: David Shrigley, Cary Thompson and Robert Williams. Messrs. Shrigley and Williams were members of the Audit Committee during fiscal year 2000 and during the preparation of the Company's December 31, 2000 audited financial statements. Mr. Thompson was elected to the Audit Committee in April 2001. Mr. Williams is a partner of Bay Partners. Entities affiliated with Bay Partners have owned over ten percent of SonicWALL within the last three years. By virtue of his relationship with Bay Partners, Mr. Williams has beneficially owned over ten percent of SonicWALL within the last three years. It is the opinion of SonicWALL's board that neither Mr. Williams' beneficial ownership of SonicWALL nor any other relationship with the Company impairs or interferes with his ability to exercise independent judgment in carrying out the responsibilities of a director or member of the Audit Committee. The other members of the Audit Committee are independent as defined under the SEC rules. All members of the Audit Committee are financially literate and Mr. Thompson has accounting or related financial management expertise.

   In this context, the Audit Committee reported, in connection with the fiscal year 2000 audit of the Company's financial statements:

      1. The Audit Committee has reviewed and discussed the audited financial statements with SonicWALL's management.

      2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

      3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

      4. Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of SonicWALL, and the Board has approved, that the audited financial statements be included in SonicWALL's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          David Shrigley
                                          Robert Williams

                            STOCK PERFORMANCE GRAPH

   Below is a line graph comparing relative performance in the cumulative return to shareholders of SonicWALL's common stock with certain other fund investments over a 21-month period. This graph assumes the investment of $100 on December 31, 1999 and the reinvestment of dividends, if any, through September 30, 2001. SonicWALL's initial public offering of common stock was in November 1999 at a price of $7 per share (as adjusted to reflect its 2-for-1 stock split on September 15, 2000).

   The comparisons shown in the graph below are based upon historical data. SonicWALL consistently cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of SonicWALL's common stock.



                                  [CHART]

                       NASDAQ                 JP MORGAN
                       STOCK                    H&Q        JP MORGAN
          SONICWALL,   MARKET      RUSSELL    COMPUTER        H&Q
             INC.      (U.S.)       2000      HARDWARE     TECHNOLOGY
          ----------   ------      -------    ---------    ----------
12/99       $100        $100        $100        $100         $100
3/00         166         112         107         114          113
6/00         219          98         103         106          101
9/00         142          90         104         116           99
12/00         81          60          97          76           65
3/1/01        61          45          91          51           45
6/1/01       125          53         104          57           50
9/1/01        59          37          82          33           33


   Notwithstanding anything to the contrary set forth in any of SonicWALL's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings made by SonicWALL under those statutes, the Compensation Committee report and stock performance graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by SonicWALL.

Additional Financial and Other Information

   All financial information is incorporated by reference to the information contained in the Financial Statements included in the Company's 2000 Annual Report on Form 10-K, delivered to security holders. You may request a copy of this and our other filings made with the Securities and Exchange Commission at no cost by writing or telephoning us at the following address:

                                SonicWALL, Inc.
                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
                         Attention: Investor Relations
                                (408) 745-9600

Shareholder Proposals

   Proposals of shareholders that are intended to be presented at our 2002 Annual Meeting of Shareholders must be received by the Secretary of SonicWALL at our principal executive offices at 1160 Bordeaux Drive, Sunnyvale, California 94089 no later than July 14, 2002 in order to be included in the proxy statement and proxy relating to the 2002 Annual Meeting.

Discretionary Authority

   The 2001 Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Michael J. Sheridan
                                          Michael J. Sheridan
                                          Senior Vice President of Strategy,
                                            Chief Financial Officer and
                                            Secretary

Dated: November 7, 2001
Sunnyvale, California

                                SONICWALL, INC.

                            Audit Committee Charter
           (as adopted by the Board of Directors on April 17, 2001)

                                    PURPOSE

   The purpose of the Audit Committee is to assist the Board of Directors (the "Board") of SonicWALL, Inc., (the "Company") in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's internal and external auditors.

                                  MEMBERSHIP

   The Audit Committee shall be comprised of at least three (3) members of the Board of the Company elected by the Board to serve until their successors are duly elected. A chairperson of the Audit Committee may be designated by the Audit Committee members. A majority of the members of the Audit Committee must be "independent directors" (as that term is defined below) and each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the Audit Committee.

   An "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

    . a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

    . a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

    . a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother- in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

    . a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    . a director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's Compensation Committee.

In addition to the requirements above, at least one member of the Audit Committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual's financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                                   AUTHORITY

   In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company's management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee's sole discretion.

                                   FUNCTIONS

   The Audit Committee shall:

    .  Recommend independent auditors to the Board;

    . Evaluate, and when appropriate, recommend that the Board replace the independent auditors;

    . Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors;

    . Review and discuss the results of the audit with both the independent auditors and management;

    . Review as appropriate the Company's significant accounting and reporting principles, policies and practices;

    . Review as appropriate the adequacy of management information systems, internal accounting and financial controls;

    . Review the annual financial statements before their submission to the Board for approval;

    . Provide an open avenue of communication between the independent auditors and the Board;

    . Inquire of management and the independent auditors, about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company and related entities;

    . Report periodically to the Board on significant results of the foregoing activities;

    . Review the performance of professional services provided by the independent auditors, including audit and nonaudit services, and consider the possible effect of the performance of such services on the independence of the auditors

    . Review the formal written statement from the Company's outside auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No.1;

    . Actively engage in a dialogue with the auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors;

    . Recommend to the Board actions to oversee the independence of the Company's auditors;

    . Perform such duties required to be performed by independent directors of the Company pursuant to applicable law;

    . Perform such other duties as the Board may from time to time assign to it; and

    .  Review and update this Charter periodically, as conditions dictate.

                                    MINUTES

   Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

                                   MEETINGS

   Subject to the Company's bylaws and resolutions of the Board, the Audit Committee shall meet at least four times per year.

                                QUALIFICATIONS

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditor. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Company's independent auditor or to assure compliance with laws and regulations and the Company's policies.

SKU# 1951-PS-01

                                 SONICWALL, INC.
                               1160 Bordeaux Drive
                               Sunnyvale, CA 94089

                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Sreekanth Ravi and Michael Sheridan, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SonicWALL, Inc. (the "Company") held of record by the undersigned on October 31, 2001 at the Annual Meeting of Shareholders to be held on December 14, 2001 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

SonicWALL, Inc.

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

Vote by Telephone                                                         Vote by Internet
It's fast, convenient, and immediate!                                     It's fast, convenient, and your vote is
                                                                          immediately confirmed and posted.

Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:                                             Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.                  1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).             2. Go to the website: http://www.eproxyvote.com/snwl.
                                                                                                ------------------------------
3. Enter your 14-digit  Voter Control  Number  located on your Proxy
Card above your name.                                                     3. Enter your  14-digit  Voter Control  Number  located on your Proxy Card above your name.
4. Follow the recorded instructions.
                                                                          4. Follow the instructions provided.
Your vote is important!
Call 1-877-PRX-VOTE anytime!                                              Your vote is important!
                                                                          Go to http://www.eproxyvote.com/snwl anytime!
                                                                                ------------------------------

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

    Do not return your Proxy Card if you are voting by Telephone or Internet

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
[X] Please mark votes as in this example.

1. Election of Directors.

      Nominees:  (01) Charles D. Kissner, (02) Sreekanth Ravi,      2. Ratify the appointment of            FOR   AGAINST   ABSTAIN
                 (03) Cosmo Santullo, (04) David  A. Shrigley,         PricewaterhouseCoopers, LLP          [_]     [_]       [_]
                 (05) Cary Thompson, (06) Robert M. Williams           as independent auditors.

  FOR     WITHHELD                                                  3. In their discretion, the proxies
  [_]       [_]                                                        are authorized to vote upon any
                                                                       other business that may
                                                                       properly come before the
                                                                       meeting.

  [_]
          -----------------------------------------
          For all nominees except as noted above


                                                                                                        MARK HERE FOR
                                                                                                        ADDRESS CHANGE       [_]
                                                                                                        AND NOTE AT LEFT

                                                                    Please sign exactly as name appears hereon. Joint owners
                                                                    should each sign. Executors, administrators, trustees,
                                                                    guardians or other fiduciaries should give full title as
                                                                    such. If signing for a corporation, please sign in full
                                                                    corporate name by a duly authorized officer.

Signature:____________________     Date:______________      Signature:____________________     Date:______________

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